Exhibit 99.1

                 Citrix Reports First Quarter Earnings Results

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 20, 2005--Citrix Systems, Inc. (Nasdaq:CTXS):


    --  Year-over-year Quarterly Revenue Growth of 25%

    --  Diluted Earnings Per Share of $0.22 Versus $0.05 Over
        Comparable Period Last Year

    -- Adjusted Diluted Earnings Per Share of $0.24 Versus $0.19 Over Comparable Period Last Year

     Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the first quarter of fiscal 2005 ended March 31, 2005.

     Financial Results

     In the first quarter of fiscal 2005, Citrix achieved revenue of $202 million, compared to $161 million in the first quarter of fiscal 2004, representing 25 percent revenue growth.

     GAAP Results

     Net income for the first quarter of fiscal 2005 was $39 million, or $0.22 per diluted share, compared to $9.3 million, or $0.05 per diluted share, for the first quarter of fiscal 2004.

     Non-GAAP Results

     Adjusted net income, in the first quarter of 2005 increased 28 percent to $42 million for the first quarter of fiscal 2005, or $0.24 per diluted share, compared to $33 million, or $0.19 per diluted share, in the comparable period last year. Net income in the first quarter of 2005 was adjusted to exclude the effects of amortization of intangible assets and amortization of deferred stock-based compensation and in the first quarter of 2004 was adjusted to exclude the effects of amortization of intangible assets, write-off of deferred debt issuance costs and in-process research and development.
     "We posted a solid quarter with strong execution and growth across the company, continuing the momentum into 2005," said Mark Templeton, president and chief executive officer for Citrix.
     "Compared to the first quarter of 2004, we saw double-digit growth in all regions, including the Americas; impressive momentum from Citrix Online, including strong growth from Citrix GoToMeeting; and growth in new product revenue, especially with the Access Suite.
     "Our results show excellent execution as well as leverage from our expanded product portfolio.
     "On April 26, at our third annual Strategy Day, we will outline additional details of how the company plans to leverage its investments in the access infrastructure market."


Q1 Financial Highlights

   In reviewing the first quarter results of 2005, compared to the first quarter of 2004:

    --  Total revenue grew 25 percent.

    -- The Americas region grew revenue 15 percent; EMEA grew 11 percent, and the Pacific region grew 27 percent.

    --  Product license revenue increased 3 percent.

    --  Revenue from license updates grew 31 percent.

    -- Services revenue, which is comprised of consulting, education and technical support, excluding Citrix Online, grew 17 percent.

   In addition, in the first quarter:

    --  Citrix Online contributed $20 million of revenue.

    -- Operating margin was 22 percent; adjusted operating margin was 24 percent, excluding the effects of amortization of intangible assets and amortization of deferred stock-based compensation.

    --  Cash flow from operations was approximately $73 million.

    --  In its stock repurchase activity, the company received almost
        2.6 million shares of its common stock at an average net price per share of $22.74, for a total value of approximately $58 million. The company has over $200 million remaining under the current repurchase authorization.

Financial Outlook for Second Fiscal Quarter 2005

   Citrix management offers the following guidance for the second fiscal quarter 2005 ending June 30, 2005:

    -- Net revenue is expected to be in the range of $203 million to $210 million.

    -- Total operating expenses are expected to increase 2 percent to 4 percent sequentially.

    --  Other income is expected to be $4 million.

    -- The effective tax rate is expected to be consistent with first quarter of 2005, however the tax rate will fluctuate based on the actual geographic mix of sales in a given quarter.

    -- Weighted average diluted shares outstanding is expected to be in the range of 175 million to 177 million.

    -- GAAP diluted earnings per share is expected to be in the range of $0.22 to $0.23, and adjusted diluted earnings per share is expected to be in the range of $0.24 to $0.25.

   The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

     Financial Outlook for Fiscal Year 2005

     For fiscal year 2005, the company expects net revenue to be in the range of $840 million to $855 million. The company expects GAAP diluted earnings per share to be in the range of $0.94 to $0.99, and adjusted diluted earnings per share to be in the range of $1.02 to $1.07. Adjusted diluted earnings per share excludes the effects of amortization of intangible assets and amortization of deferred stock-based compensation.
     The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.


Company, Product and Alliance Highlights

   During the first quarter 2005, Citrix:

    -- appointed two new directors to its board of directors -- Murray Demo, executive vice president and chief financial officer for Adobe Systems, Inc. and Godfrey Sullivan, president and chief executive officer for Hyperion Solutions Corp. Additionally, Citrix announced that Tom Bogan, a current board member and the former president and chief operating officer of Rational Software, will become chairman of the Citrix board effective May 5, 2005;

    -- announced that its board of directors has authorized the company to repurchase up to an additional $200 million of Citrix common stock;

    -- strengthened its strategic alliance with SAP AG by offering a joint solution for small and mid-size businesses (SMB) that bundles SAP Business One with Citrix(R) Presentation Server. The companies also have unveiled a go-to-market strategy for the joint offering;

    -- at its annual global partner and sales conference Citrix Solutions Summit(TM), attended by over 1,600 partner executives and 1,000 sales professionals, detailed how it is targeting the $15.5 billion access infrastructure market with a broader product portfolio and greater channel opportunities;

    --  earned a PC Magazine Editor's Choice award for Citrix(R)
        GoToMeeting(TM) in a competitive review of next-generation Web-conferencing solutions.

     Conference Call Information

     Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
     The conference call may also be accessed by dialing: (888) 799-0519 or
(706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors through May 4, 2005. In addition, an audio replay of the conference call will be available through April 27, 2005, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 5171306).

     About Citrix

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions and the most trusted name in secure access for enterprises and individuals. More than 160,000 organizations around the world use Citrix every day. Our access software, services and appliances give people secure and well-managed access to business information wherever it lives -- on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 97% of the Fortune Global 100. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and approximately 6,200 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

     For Citrix Investors

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Financial Outlook, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, statements regarding existing and new products and services, and management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs, including the Advisor Rewards program; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     Use of Non-GAAP Financial Measures

     In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.


                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                   2005       2004
                                                 ---------- ----------
Revenues:
     Product licenses                              $90,062    $87,426
     License updates                                77,175     58,897
     Services                                       34,653     14,987
                                                 ---------- ----------
            Total net revenues                     201,890    161,310

Cost of revenues:
   Cost of product license revenues                  1,368      1,413
   Cost of services revenues                         4,515      2,823
   Amortization of core and product technology       3,318      3,034
                                                 ---------- ----------
             Total cost of revenues                  9,201      7,270

Gross margin                                       192,689    154,040

Operating expenses:
     Research and development                       25,065     19,038
     Sales, marketing and support                   94,394     74,128
     General and administrative                     27,308     24,751
     Amortization of deferred stock-based
      compensation                                     103          -
     In-process research and development                 -     18,700
     Amortization of other intangible assets         2,177        726
                                                 ---------- ----------
            Total operating expenses               149,047    137,343
                                                 ---------- ----------
Income from operations                              43,642     16,697
Write-off of deferred debt issuance costs                -     (7,219)
Other income, net                                    5,088      2,326
                                                 ---------- ----------
Income before income taxes                          48,730     11,804

Income taxes                                        10,170      2,479
                                                 ---------- ----------
Net income                                         $38,560     $9,325
                                                 ========== ==========

Earnings per common share - diluted                  $0.22      $0.05
                                                 ========== ==========
Weighted average shares outstanding -
 diluted                                           175,913    172,584
                                                 ========== ==========
Adjusted net income                                $42,066    $32,771
                                                 ========== ==========
Adjusted earnings per share - diluted                $0.24      $0.19
                                                 ========== ==========

Note: See accompanying reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures (unaudited).



                         CITRIX SYSTEMS, INC.

                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                             March 31,    December 31,
                                                2005          2004
                                           ------------- -------------
ASSETS:
Cash and cash equivalents                      $120,947       $73,485
Short-term investments                          189,691       159,656
Accounts receivable, net                         85,459       108,399
Other current assets                             76,218        85,040
                                           ------------- -------------
     Total current assets                       472,315       426,580

Restricted cash equivalents and
 investments                                    147,176       149,051
Long-term investments                           147,385       183,974
Property and equipment, net                      68,235        69,281
Goodwill and other intangible assets, net       443,796       448,624
Other long-term assets                           11,318         8,574
                                           ------------- -------------
     Total assets                            $1,290,225    $1,286,084
                                           ============= =============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses           120,037      $131,287
Current portion of deferred revenues            216,422       210,872
                                           ------------- -------------
     Total current liabilities                  336,459       342,159

Long-term portion of deferred revenues           13,561        14,271
Other liabilities                                 4,540         4,749

Stockholders' equity                            935,665       924,905
                                           ------------- -------------
     Total liabilities and stockholders'
      equity                                 $1,290,225    $1,286,084
                                           ============= =============



                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)


                                                    Three Months Ended
                                                      March 31, 2005
                                                    ------------------
OPERATING ACTIVITIES
Net Income                                                    $38,560
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                               10,381
   Amortization of deferred stock-based compensation              103
   Provision for accounts receivable allowances                   317
   Tax benefit related to the exercise of non-
    statutory stock options and disqualifying
    dispositions of incentive stock options                     4,509
   Other non-cash items                                           (22)
                                                    ------------------
            Total adjustments to reconcile net
             income to net cash provided by
             operating activities                              15,288
   Changes in operating assets and liabilities:
        Accounts receivable                                    22,623
        Prepaid expenses and other current assets               3,099
        Other assets                                           (1,144)
        Deferred tax assets, net                                 (237)
        Accounts payable and accrued expenses                  (9,489)
        Deferred revenues                                       4,840
        Other liabilities                                        (140)
                                                    ------------------
Total changes in operating assets and liabilities              19,552
                                                    ------------------
Net cash provided by operating activities                      73,400

INVESTING ACTIVITIES
Net proceeds from sales, maturities and purchases of
 available-for-sale investments                                 5,606
Purchases of property and equipment                            (4,322)
                                                    ------------------
Net cash provided by investing activities                       1,284

FINANCING ACTIVITIES
Proceeds from issuance of common stock                         12,739
Cash paid under stock repurchase programs                     (39,961)
                                                    ------------------
Net cash used in financing activities                         (27,222)
                                                    ------------------
Change in cash and cash equivalents                            47,462
Cash and cash equivalents at beginning of period               73,485
                                                    ------------------
Cash and cash equivalents at end of period                   $120,947
                                                    ==================



           Reconciliation of Non-GAAP Financial Measures to
                     Comparable U.S. GAAP Measures

                              (Unaudited)

     We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
     The following tables reconcile non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods (in thousands, except for per share information and percentages):


                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

           (In thousands, except per share data - unaudited)


                   Three Months Ended          Three Months Ended
                    March 31, 2005               March 31, 2004
               --------------------------- ---------------------------
               GAAP    Adjust- Non-GAAP     GAAP     Adjust-  Non-GAAP
                        ments                        ments
               --------- ------- --------- --------- ---------- ------
Revenues:
  Product
   licenses    $90,062       -   $90,062   $87,426         -   $87,426
  License
   updates      77,175       -    77,175    58,897         -    58,897
  Services      34,653       -    34,653    14,987         -    14,987
              --------- ------- --------- --------- ---------- -------
    Total
     net
     rev-
     enues    $201,890       -  $201,890  $161,310         -  $161,310

Cost of
 revenues:
  Cost of
   product
   license
   revenues      1,368       -     1,368     1,413         -     1,413
  Cost of
   services
   revenues      4,515       -     4,515     2,823         -     2,823
  Amort-                (3,318)                      (3,034) A
   ization                    A
   of core
   and
   product
   technology    3,318                 -     3,034                   -
              --------- ------- --------- --------- ---------- -------
    Total
     cost of
     revenues    9,201  (3,318)    5,883     7,270   (3,034)     4,236
Gross margin   192,689   3,318   196,007   154,040    3,034    157,074

Operating
 expenses:
  Research
   and
   develop-
   ment         25,065       -    25,065    19,038        -     19,038
  Sales,
   marketing
   and
   support      94,394       -    94,394    74,128        -     74,128
  General
   and admin-
   istrative    27,308       -    27,308    24,751        -     24,751
  Amort-                (103) B
   ization
   of
   deferred
   stock-
   based
   compen-
   sation          103                 -         -        -          -
  In-process
   research
   and
   develop-
   ment                                     18,700  (18,700) C
              --------- ------- --------- --------- ---------- -------
  Amort-                (2,177)                        (726) A
   ization                    A
   of other
   intangible
   assets        2,177                 -       726                   -
              --------- ------- --------- --------- ---------- -------
   Total
    oper-
    ating
    expenses   149,047  (2,280)  146,767   137,343  (19,426)   117,917

Income from
 operations     43,642   5,598    49,240    16,697   22,460     39,157
Write-off of                                          7,219 D
 deferred debt
 issuance
 costs                                      (7,219)
              --------- ------- --------- --------- ---------- -------
Other income,
 net             5,088       -     5,088     2,326        -      2,326
              --------- ------- --------- --------- ---------- -------
Income before
 income taxes   48,730   5,598    54,328    11,804   29,679     41,483

Income taxes    10,170   2,092    12,262     2,479    6,233      8,712
              --------- ------- --------- --------- ---------- -------
Net Income     $38,560  $3,506   $42,066    $9,325  $23,446    $32,771
              ========= ======= ========= ========= ========== =======

Earnings per
 common share
 - diluted       $0.22   $0.02     $0.24     $0.05    $0.14      $0.19
               ========= ======= ========= ========= ========== ======
Weighted
 average
 shares
 outstanding -
 diluted       175,913           175,913   172,584             172,584
              ========= ======= ========= ========= ========== =======

A - To exclude the non-cash effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
B - To exclude the effects of amortization of deferred stock-based compensation.
C - To exclude the effects of the write-off of in-process research and development.
D - To exclude the effects of the write-off of deferred debt issuance costs due to the redemption of the company's convertible subordinated debentures.



                       Forward-looking Guidance
               for the Three Months Ended June 30, 2005
----------------------------------------------------------------------

                                                Earnings Per Share
                                                  Range - Diluted
                                              ------------------------
               U.S. GAAP measure                   $0.22 to $0.23
     Adjustments to exclude the effects of
   amortization and amortization of deferred
            stock-based compensation                   $0.02
                                              ------------------------
                Adjusted figures                   $0.24 to $0.25
                                              ========================



                       Forward-looking Guidance
               for Fiscal Year Ended December 31, 2005
----------------------------------------------------------------------


                                                 Earnings Per Share
                                                  Range - Diluted
                                              ------------------------
               U.S. GAAP measure                   $0.94 to $0.99
     Adjustments to exclude the effects of
   amortization and amortization of deferred
            stock-based compensation                   $0.05
                                              ------------------------
                Adjusted figures                   $1.02 to $1.07
                                              ========================

     Citrix(R), Citrix Strategy Day(TM) and Citrix Solutions Summit(TM) are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. GoToMeeting(TM) is a trademark of Citrix Online, LLC, in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.


     CONTACT: Citrix Systems, Inc., Fort Lauderdale
              Media Inquiries:
              Eric Armstrong, 954-267-2977
              eric.armstrong@citrix.com
              or
              Investor Inquiries:
              Jeff Lilly, 954-267-2886
              jeff.lilly@citrix.com